UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 14, 2006


                            VIISAGE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                       000-21559                04-3320515
(State or other jurisdiction      (Commission file number)     (I.R.S. employer
      of incorporation)                                      identification no.)



                296 CONCORD ROAD, BILLERICA, MASSACHUSETTS 01821
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (978) 932-2200

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On July 14, 2006, Viisage Technology, Inc. ("Viisage") and Iris Acquisition I Corp., a wholly-owned subsidiary of Viisage ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Iridian Technologies, Inc. ("Iridian") to acquire all of the outstanding capital stock of Iridian for $35 million in cash, subject to adjustment as described below (the "Merger Consideration"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Iridian (the "Merger"), with Iridian surviving as a wholly-owned subsidiary of Viisage. The aggregate Merger Consideration is subject to adjustment in the event that Iridian's Net Asset Value (as defined in the Merger Agreement) is less than one dollar as of the closing of the Merger, after giving effect to the payment of transaction-related expenses. In addition, from the Merger Consideration, $2 million in cash will be placed in escrow for 18 months, which will be available to compensate Viisage for any losses it may incur as a result of any breach of the representations or warranties of Iridian contained in the Merger Agreement and certain liabilities arising out of the ownership or operations of Iridian prior to the closing of the Merger. In the event that holders of Iridian capital stock exercise dissenter's rights under Delaware law, an additional amount from the Merger Consideration may be placed in escrow, which will be used exclusively to compensate Viisage for costs associated therewith.

      Consummation of the Merger is subject to customary closing conditions, including obtaining approval by the shareholders of Iridian. The Merger Agreement contains certain termination rights for both Viisage and Iridian.

      The Board of Directors of each of Viisage and Identix Incorporated has unanimously approved the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other. Iridian's covenants include that (i) Iridian will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) Iridian will not engage in certain kinds of transactions during such period, and (iii) Iridian will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions.

      The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

      On July 17, 2006, Viisage issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as
Exhibit 99.1.

ITEM 7.01.  REGULATION FD DISCLOSURE.

      On July 17, 2006, Viisage issued a press release announcing the execution of the Merger Agreement in connection with the planned acquisition of Iridian as described under Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated as of July 14, 2006, by and among Viisage Technology, Anc., Iris Acquisition I Corp., Iridian Technologies, Inc., Perseus 2000, L.L.C., as stockholder representative and the other parties named therein.

Exhibit 99.1      Press Release, dated July 17, 2006.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 18, 2006
                                            VIISAGE TECHNOLOGY, INC.


                                            By:     /s/  Elliot J. Mark
                                                  ------------------------------
                                                  Elliot J. Mark
                                                  Senior Vice President and
                                                  General Counsel



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                                  EXHIBIT INDEX



    Exhibit No.                      Description

        2.1 Agreement and Plan of Merger, dated as of July 14, 2006, by and among Viisage Technology, Inc., Iris Acquisition I Corp., Iridian Technologies, Inc., Perseus 2000, L.L.C., as stockholder representative and the other parties named therein.

       99.1       Press Release, dated July 17, 2006.